EXHIBIT 4.5

THIRD AMENDMENT TO CREDIT AGREEMENT

          THIRD AMENDMENT TO CREDIT AGREEMENT (this “Third Amendment”), dated as of February 24, 2005, among EXIDE TECHNOLOGIES, a Delaware corporation (the “U.S. Borrower”), EXIDE GLOBAL HOLDING NETHERLANDS C.V., a limited partnership organized under the laws of The Netherlands (the “European Borrower”, and together with the U.S. Borrower, the “Borrowers”), the Lenders from time to time party hereto and DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent (in such capacity, the “Administrative Agent”). Unless otherwise indicated, all capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement referred to below.

WITNESSETH :

          WHEREAS, the Borrowers, the Lenders and the Administrative Agent are parties to a Credit Agreement, dated as of May 5, 2004 (as amended, restated, modified and/or supplemented to, but not including, the date hereof, the “Credit Agreement”); and

          WHEREAS, subject to the terms, conditions and agreements herein set forth, the parties hereto have agreed to amend the Credit Agreement as herein provided;

          NOW, THEREFORE, it is agreed:

I. Amendments to Credit Agreement.

          1. Section 7 of the Credit Agreement, immediately after giving effect to the Second Amendment Subsequent Effective Date (if same occurs), is hereby amended by inserting the following new Section 7.23 immediately following Section 7.22:

     “7.23 Subordination, Etc. On and after the execution and delivery thereof, but only if any of the New Senior Notes are issued on a subordinated basis pursuant to the definition of “New Senior Notes” contained in Section 11 hereof, the subordination provisions contained in the New Senior Notes Documents governing such New Senior Notes will be enforceable against the U.S. Borrower and the holders of such New Senior Notes, and all Obligations of the U.S. Borrower hereunder and under the other Credit Documents to which it is a party are within the definition of “Senior Indebtedness” included in such subordination provisions.”

          2. Section 9.09 of the Credit Agreement is hereby amended by deleting the table appearing in said Section and inserting the following table in lieu thereof:

“Period	Ratio

Initial Borrowing Date to and including the day occurring prior to the last day of the 1st Fiscal Quarter of Fiscal Year 2006	4.15:1.0

Last day of the 1st Fiscal Quarter of Fiscal Year 2006 to and including the day occurring prior to the last day of 2nd Fiscal Quarter of Fiscal Year 2006	3.50:1.0

Last day of the 2nd Fiscal Quarter of Fiscal Year 2006 to and including the day occurring prior to the last day of 3rd Fiscal Quarter of Fiscal Year 2006	3.25:1.0

Last day of the 3rd Fiscal Quarter of Fiscal Year 2006 to and including the day occurring prior to the last day of 3rd Fiscal Quarter of Fiscal Year 2007	3.00:1.0

Last day of 3rd Fiscal Quarter of Fiscal Year 2007 and thereafter	2.50:1.0”.

          3. Section 9.10 of the Credit Agreement is hereby amended by deleting the text “$160,000,000” appearing directly opposite the text “Fiscal Quarter ending closest to March 31, 2005” appearing in the table in said Section and inserting the text “$140,000,000” in lieu thereof.

          4. Section 9 of the Credit Agreement, immediately after giving effect to the Second Amendment Subsequent Effective Date (if same occurs), is hereby further amended by inserting the following new Section 9.17 immediately following Section 9.16:

     “9.17 Designated Senior Debt. If any of the New Senior Notes are issued on a subordinated basis pursuant to the definition of “New Senior Notes” contained in Section 11 hereof, the U.S. Borrower shall not designate any Indebtedness (other than the Obligations) as “Designated Senior Indebtedness” for purposes of the New Senior Notes Documents governing such New Senior Notes.”

          5. The definition of “New Senior Notes” appearing in Section 11 of the Credit Agreement, immediately after giving effect to the Second Amendment Subsequent Effective Date (if same occurs), is hereby amended by inserting the following new sentence at the end of said definition:

“Notwithstanding anything to the contrary stated above in this definition, all or a portion of the New Senior Notes may be issued on a subordinated basis on terms satisfactory to the Administrative Agent and any such subordinated New Senior Notes shall constitute “New Senior Notes” for all purposes of this Agreement and the other Credit Documents.”

II. Miscellaneous Provisions.

          1. In order to induce the Lenders to enter into this Third Amendment, (x) each of the Borrowers hereby represents and warrants that (i) no Default or Event of Default exists as of the Third Amendment Effective Date (as defined below) after giving effect thereto and (ii) all of the representations and warranties contained in the Credit Agreement or the other Credit Documents are true and correct in all material respects as of the Third Amendment Effective Date after giving effect thereto, with the same effect as though such representations and warranties had been made on and as of the Third Amendment Effective Date (it being understood that any representation or warranty made as of a specific date shall be true and correct in all material respects as of such specific date) and (y) the U.S. Borrower agrees to furnish, or will cause to be furnished, to the Administrative Agent (who shall furnish to each Lender), within 50 days after the close of the Fiscal Quarter of the U.S. Borrower ending closest to March 31, 2005, financial statements for such quarterly accounting period meeting the requirements of Section 8.01(b) of the Credit Agreement, together with an officer’s certificate meeting the requirements of Section 8.01(e) of the Credit Agreement (without regard to clause (ii) thereof).

          2. This Third Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

          3. This Third Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the U.S. Borrower and the Administrative Agent.

          4. THIS THIRD AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

          5. (a) The provisions of Sections 2 and 3 of Part I of this Third Amendment shall become effective on the date (the “Third Amendment Effective Date”) when each of the Borrowers, each other Credit Party and Lenders constituting the Required Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile or other electronic transmission) the same to White & Case LLP, 1155 Avenue of the Americas, New York, NY 10036 Attention: Aditi Chawla (facsimile number: 212-354-8113 / e-mail address: achawla@whitecase.com); provided, that, upon the occurrence of the Second Amendment Subsequent Effective Date (if same occurs), the provisions of Sections 2 and 3 of Part I of this Third Amendment shall be of no further force or effect and the provisions of the Second Amendment shall be effective in accordance with the terms thereof.

          (b) The provisions of Sections 1, 4 and 5 of Part I of this Third Amendment shall become effective on the date when each of the following conditions shall have been satisfied:

      (i) the Second Amendment Subsequent Effective Date shall have occurred; and

      (ii) the Third Amendment Effective Date shall have occurred.

          6. By executing and delivering a copy hereof, each Credit Party hereby agrees that all Obligations of the Credit Parties shall remain guaranteed pursuant to the relevant Guaranties and shall remain secured pursuant to the Security Documents, in each case in accordance with the respective terms and provisions thereof.

          7. The U.S. Borrower hereby covenants and agrees that, so long as the Third Amendment Effective Date occurs, it shall pay to each Lender which executes and delivers to the Administrative Agent (or its designee) a counterpart hereof by 5:00 P.M. (New York City time) on February 24, 2005, a non-refundable cash fee (the “Amendment Fee”) in an amount equal to 10 basis points (0.1%) on an amount equal to the sum of (i) the aggregate principal amount of all Term Loans of such Lender outstanding on the Third Amendment Effective Date plus (ii) the Multicurrency Facility Revolving Loan Commitment of such Lender as in effect on the Third Amendment Effective Date. The Amendment Fee shall not be subject to counterclaim or set-off, or be otherwise affected by, any claim or dispute relating to any other matter. The Amendment Fee shall be paid by the U.S. Borrower to the Administrative Agent for distribution to the relevant Lenders not later than the third Business Day following the Third Amendment Effective Date.

          8. From and after the Third Amendment Effective Date, all references in the Credit Agreement and each of the other Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement, as modified hereby on the Third Amendment Effective Date.

* * *

          IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Amendment as of the date first above written.

EXIDE TECHNOLOGIES, as a Borrower

By:

Name: Title:

EXIDE GLOBAL HOLDING NETHERLANDS C.V., as a Borrower

By:	Exide Technologies its general partner

By:

Name: Title:

DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent

By:

Name: Title:

By:

Name: Title:

          Each of the undersigned, each being a Subsidiary Guarantor under, and as defined in, the Credit Agreement referenced in the foregoing Third Amendment, hereby consents to the entering into of the Third Amendment and agrees to the provisions thereof (including, without limitation, Part II, Section 6 thereof).

DIXIE METALS COMPANY

By:

Name:
Title:

EXIDE DELAWARE LLC

By:	Exide Technologies, its sole manager

By:

Name:
Title:

EXIDE ILLINOIS, INC.

By:

Name:
Title:

GNB BATTERY TECHNOLOGIES JAPAN, INC.

By:

Name:
Title:

REFINED METALS CORPORATION

By:

Name:
Title:

RBD LIQUIDATION, LLC

By:

Name:
Title:

EH INTERNATIONAL, LLC

By: Exide Technologies, its sole member

By:

Name:
Title:

EXIDE BELIGIUM SPRL

By:

Name:
Title:

NATIONAL BATTERY DISTRIBUTION LIMITED
(formerly Gemala Ireland (Holdings) Limited)

By:

Name:
Title:

EXIDE CANADA INC.

By:

Name:
Title:

1036058 ONTARIO INC.

By:

Name:
Title:

EXIDE DENMARK AS

By:

Name:
Title:

CMP BATTERIES LTD.

By:

Name:
Title:

DETA UK LIMITED

By:

Name:
Title:

EURO EXIDE CORPORATION LIMITED

By:

Name:
Title:

EXIDE TECHNOLOGIES (TRANSPORTATION) LIMITED
(formerly Exide (Dagenham) Limited)

By:

Name:
Title:

EXIDE (HOLDINGS) LIMITED

By:

Name:
Title:

MBD NATIONAL LIMITED

By:

Name:
Title:

CEAC, COMPAGNIE EUROPEENE D’ACCUMLATEURS, SAS

By:

Name:
Title:

EXIDE HOLDING EUROPE SAS

By:

Name:
Title:

DEUTSCHE EXIDE GMBH

By:

Name:
Title:

EXIDE ITALIA S.R.L.

By:

Name:
Title:
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INDUSTRIA COMPOSIZIONI STAMPATE, SPA

By:

Name:
Title:

EXIDE HOLDING NETHERLANDS B.V.

By:

Name:
Title:

EXIDE TECHNOLOGIES HOLDING, B.V.

By:

Name:
Title:

EXIDE TECHNOLOGIES NEDERLAND, B.V.

By:

Name:
Title:

CENTRA S.A.

By:

Name:
Title:

SONULAR – SOCIEDADE NACIONAL DE METALURGIA, LDA.

By:

Name:
Title:

SOCIEDADE PORTUGUESA DO ACUMULADOR TUDOR, S.A.

By:

Name:
Title:

By:

Name:
Title:

RU, RENOVACAO URBANA, LDA.

By:

Name:
Title:

CHLORIDE MOTIVE POWER IBERICA, S.L.

By:

Name:
Title:

EXIDE TRANSPORTATION HOLDING EUROPE, S.L.

By:

Name:
Title:

OXIVOLT, S.L.

By:

Name:
Title:

SOCIEDAD ESPANOLA DEL ACUMULADOR TUDOR, S.A.

By:

Name:
Title:

TUDOR ELECTRONICA, S.L.

By:

Name:
Title:

TUDOR AB

By:

Name:
Title:

COÖPERATIE EXIDE EUROPE U.A.

By:

Name:
Title:

SIGNATURE PAGE TO THE THIRD AMENDMENT TO CREDIT AGREEMENT, DATED AS OF FEBRUARY 24, 2005, AMONG EXIDE TECHNOLOGIES, EXIDE GLOBAL HOLDING NETHERLANDS C.V., VARIOUS LENDERS AND DEUTSCHE BANK AG NEW YORK BRANCH, AS ADMINISTRATIVE AGENT

Name of Institution:

By:

Name:
Title: